TRANSITION AND RESIGNATION AGREEMENT
AND MUTUAL RELEASE OF CLAIMS
This Transition and Resignation Agreement and Mutual Release of Claims (this “Agreement”) is entered into by and between Kevin McMinn (“Employee”) and Spark Energy, Inc. (the “Company”).
WHEREAS, Employee and the Company are parties to that certain Amended and Restated Employment Agreement dated March 23, 2020 (the “Employment Agreement”);
WHEREAS, Employee is currently employed by the Company and wishes to resign from such employment;
WHEREAS, the Company seeks to retain Employee for a period of time, as set forth below, for the purpose of transitioning his duties prior to his separation from employment;
WHEREAS, Employee’s employment with the Company will end as of the Separation Date (as defined below);
WHEREAS, the parties agree that Employee shall receive severance pay and additional consideration as set forth in this Agreement, which pay and consideration is conditioned upon Employee’s timely execution (and non-revocation) of this Agreement and Employee’s compliance with the terms of this Agreement; and
WHEREAS, the parties wish to resolve any and all claims that Employee has or may have against the Company or any of the other Company Parties (as defined below), including any claims that Employee may have arising out of Employee’s employment or the end of such employment, as well as claims the Company may have against Employee as set forth herein.
NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:
1.Transition Services; Separation from Employment. Employee promises that, between the date he signs this Agreement and his final day of employment with the Company, he will assist the Company in transitioning the duties of the Chief Operation Officer position, and otherwise provide those services that the Company may reasonably request of him from time to time. Employee’s employment with the Company will end at 11:59 p.m. on April 2, 2021 (the “Separation Date”), and the parties acknowledge and agree that Employee’s separation shall be pursuant to his voluntary resignation. The parties further agree that the provisions set forth herein shall in all respects supersede the provisions of the Employment Agreement pertaining to the separation or termination of Employee’s employment (including such provisions with respect to any severance pay). Following the Separation Date, Employee will not have any further employment relationship with the Company or any other Company Party (as defined below), and Employee will no longer serve as an officer of the Company or any other Company Party.

2.Separation Payment. Provided that Employee (i) executes this Agreement and returns it to the Company, care of Maureen Zuniga at 12140 Wickchester Lane, Suite 100, Houston, TX 77079 (e-mail: mzuniga@sparkenergy.com) so that it is received by Mrs. Zuniga no later than April 6, 2021; (ii) provides the assistance and services described in Section 1 above; (iii) timely executes and returns the Confirming Release (as defined below) to the Company as set forth in Section 7 below (and does not exercise his revocation right as described in the Confirming Release); and (iv) abides by each of Employee’s commitments set forth herein, then the Company will provide Employee with a total severance payment equal to $418,313.00, less ordinary withholdings for federal income, Social Security, and Medicare taxes (the “Separation Payment”). The Separation Payment will be paid in twenty-six substantially equal bi-weekly installments of $16,088.96, less applicable withholdings. The Company represents that neither the Company nor any Company Party has any right of set-off in connection with the Separation Payment or the Accelerated Shares except as expressly provided in this Agreement. The first installment payment of the Separation Payment shall be due on the first regularly scheduled bi-weekly pay date of the Company that falls on or after the tenth (10th) business day following the date on or after April 2, 2021, the Employee returns to Company an executed copy of the Confirming Release. Each of the remaining installments shall be paid on the Company’s regular bi-weekly payroll dates thereafter.
3.Acceleration of Vesting. Provided that Employee satisfies (through the date he returns the Confirming Release) the requirements to receive the Separation Payment as set forth in Section 2 above (and so long as Employee does not exercise his revocation right with respect to the Confirming Release), then as of the Separation Date, the Company shall accelerate the vesting of all outstanding unvested long-term incentive awards (excluding those awards granted pursuant to a Notice of Grant of Change in Control Restricted Stock Unit) granted to Employee pursuant to the Company’s Amended and Restated Long Term Incentive Plan (the “LTIP”) such that a total of 32,456 Restricted Stock Units (as defined in the LTIP) that were unvested as of the date immediately before the Separation Date shall become vested as of the Separation Date (such Restricted Stock Units subject to this accelerated vesting are referred to herein as the “Accelerated Shares”); provided, however 12,772 (39.35%) of the Accelerated Shares will be withheld by the Company as withholding towards Employee’s federal income tax obligations. The Company agrees that it will timely remit to the U.S. Treasury on Employee’s behalf such income tax withholding in an amount equal to the value of 12,772 shares of the Company’s publicly-traded stock as of the Separation Date. The Company expressly promises and agrees that, no later than the first (1st) business day following the date that the Confirming Release has been executed by Employee and returned to the Company pursuant to Section 7 below and become no longer revocable, it shall initiate the process to cause the remaining 19,684 Accelerated Shares to be fully settled and freely tradeable by Employee in his personal trading account as currently designated to the Company as his repository for all vested LTIP grants. Employee expressly agrees and promises that, following the Separation Date, he shall not sell more than 10,000 of the Accelerated Shares in any one day.
4.Satisfaction of All Leaves and Payment Amounts; Prior Rights and Obligations. In consideration of the promises made in this Agreement, Employee expressly acknowledges and agrees that, following the date he signs this Agreement, Employee shall be entitled to receive only Employee’s base salary and benefits for services performed through the Separation Date and the other consideration set forth in this Agreement. Employee further acknowledges that he has received all leaves (paid and unpaid) to which he has been entitled through the date he signs this Agreement. Notwithstanding the foregoing, Employee remains entitled to receive Employee’s base salary and benefits for services performed between the date that Employee signs this Agreement and the Separation Date, as well as reimbursement for any expenses properly incurred prior to the date of this Agreement (which reimbursement shall be paid within thirty (30) days after the Separation Date).
5.General Release of Claims.
(a)In exchange for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged by Employee, Employee hereby releases, discharges and forever acquits the Company, NuDevco, their respective parents, subsidiaries and affiliates, and each of the foregoing entities’ respective shareholders, members, partners, officers, managers, directors, fiduciaries, employees, representatives, agents and benefit plans (and fiduciaries of such plans), in their personal and representative capacities (collectively, the “Company Parties” or any one, individually, a “Company Party”), from liability for, and Employee hereby waives, any and all claims, damages, demands, or causes of action of any kind that Employee has or could have, whether known or unknown, against any Company Party, including any and all claims, damages, demands, or causes of action relating to his employment, engagement or affiliation with any Company Party, the termination of such employment, engagement or affiliation, Employee’s status as a shareholder of a Company Party, or any other acts or omissions related to any matter occurring or existing on or prior to the date that Employee executes this Agreement, including, (i) any alleged violation through such date of: (A) Title VII of the Civil Rights Act of 1964; (B) the Civil Rights Act of 1991; (C) Sections 1981 through 1988 of Title 42 of the United States Code; (D) the Americans with Disabilities Act of 1990; (E) the Employee Retirement Income Security Act of 1974 (“ERISA”); (F) the Immigration Reform Control Act; (G) the Americans with Disabilities Act of 1990; (H) the Occupational Safety and Health Act; (I) the Sarbanes-Oxley Act of 2002; (J) the Dodd-Frank Wall Street Reform and Consumer Protection Act; (K) any federal, state, municipal or local anti-discrimination or anti-retaliation law, including the Texas Labor Code (including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (L) any federal, state, municipal or local wage and hour law; (M) any other local, municipal, state, or federal law, regulation or ordinance; and (N) any public policy, contract, tort, or common law claim, including claims for breach of fiduciary duty, fraud, breach of implied or express contract, breach of implied covenant of good faith and fair dealing, wrongful discharge or termination, promissory estoppel, infliction of emotional distress, or tortious interference; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Released Claim; (iii) any and all rights, benefits or claims Employee may have under any employment contract (including the Employment Agreement), incentive compensation plan (including the LTIP and any award agreement thereunder), equity-based plan, or other agreement with any Company Party; (iv) any claim, whether direct or derivative, arising from, or relating to, Employee's status as a member or holder of any interests in the Company, the Parent, or any of their subsidiaries; and (v) any claim for compensation, benefits, or damages of any kind not expressly set forth in this Agreement

(collectively, the “Released Claims”). THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.
(b)The Released Claims do not include any claims arising out of this Agreement, to the Separation Payment, for reimbursement of properly incurred expenses that are outstanding as of the date Employee signs this Agreement or are properly incurred after the date Employee signs this Agreement, or any rights or claims that first arise after Employee’s execution of this Agreement. Further, in no event shall the Released Claims include any right of Employee to indemnification under the Employment Agreement, the Company’s by-laws and amended and restated certificate of incorporation, or the Indemnification Agreement between Employee and the Company dated August 1, 2014 (the “Indemnification Agreement”). The Company expressly reaffirms its obligation to indemnify Employee following the Separation Date to the extent required by these instruments.
(c)In no event shall the Released Claims include any claim to vested benefits under an employee benefit plan of the Company that is subject to ERISA (including any rights to vested benefits under health and retirement plans). Further notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission, National Labor Relations Board, Occupational Safety and Health Administration, Securities and Exchange Commission, or other federal, state or local governmental agency or commission (collectively “Governmental Agencies”) or participating in any investigation or proceeding conducted by any Governmental Agencies or communicating or cooperating with such an agency; however, Employee understands and agrees that, to the extent permitted by law, Employee is waiving any and all rights to recover any monetary or personal relief from any Company Party as a result of such Governmental Agency proceeding or subsequent legal actions. Nothing herein waives Employee’s right to receive an award for information provided to a Governmental Agency.
(d)Employee hereby represents and warrants that, as of the time Employee executes this Agreement, Employee has not brought or joined any lawsuit or filed any charge or claim against any of the Company Parties in any court or before any government agency or arbitrator for or with respect to a matter, claim or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Employee signs this Agreement. Employee hereby further represents and warrants that Employee has not: (i) assigned, sold, delivered, transferred or conveyed any rights Employee has asserted or may have against any of the Company Parties to any person or entity, in each case, with respect to any Released Claims; or (ii) assisted or advised any employee, officer or agent of any Company Party with respect to his or her pursuit or evaluation of any claim or cause of action against a Company Party.
(e)Employee represents that he has not engaged in any breach of fiduciary duty, breach of any duty of loyalty or disclosure, breach of contract, fraudulent activity, tortious activity, or illegal activity, in each instance: (i) towards or with respect to the Company or its subsidiaries; or (ii) with respect to any action or omission undertaken (or that was failed to be undertaken) in the course of his employment or engagement with the Company or its subsidiaries. In express reliance on Employee’s representations set forth herein, including those in the previous sentence, the Company, for itself and its subsidiaries, hereby releases, discharges and forever acquits Employee (including all immediate family members) from liability for, and waives, any and all claims, damages, demands, or causes of action of any kind that the Company or any of its subsidiaries has or could have, whether known or unknown, against Employee, including any and all claims, damages, demand, or causes of action relating to Employee’s employment, engagement or affiliation with any Company Party, the termination of his employment, engagement or affiliation, his status as a shareholder of a Company Party, or any other acts or omissions related to any matter occurring or existing on or prior to Employee’s execution of this Agreement. For the avoidance of doubt, the claims released in the previous sentence do not include any claims arising out of this Agreement or any rights or claims that first arise after Employee’s execution of this Agreement.
6.Acknowledgements.
(a)By executing and delivering this Agreement, Employee expressly acknowledges that:
(i)Employee has carefully read this Agreement;
(ii)Employee is not otherwise entitled to the consideration set forth in this Agreement, but for his entry into this Agreement;
(iii)Employee has had sufficient time to consider this Agreement before the execution and delivery to Company;
(iv)Employee has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Employee’s choice and Employee has had adequate opportunity to do so prior to executing this Agreement;
(v)Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those stated within the four corners of this document; and Employee is signing this Agreement knowingly, voluntarily and of Employee’s own free will, and that Employee understands and agrees to each of the terms of this Agreement; and
(vi)No Company Party has provided any tax or legal advice regarding this Agreement and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Employee’s own choosing such that Employee enters into this Agreement with full understanding of the tax and legal implications thereof.

7.Confirming Release. Within twenty-one (21) days following the Separation Date, and no later than April 23, 2021, Employee shall execute the Confirming Release Agreement that is attached as Exhibit A (the “Confirming Release”) and return the executed Confirming Release to the Company such that it is received by Maureen Zuniga at 12140 Wickchester Lane, Suite 100, Houston, TX 77079 (e-mail: mzuniga@sparkenergy.com).
8.Affirmation of Restrictive Covenants; Continued Cooperation.
(a)Employee acknowledges that he has made certain commitments with respect to confidentiality and non-disclosure of Confidential Information (as defined in the Employment Agreement), non-competition, non-solicitation and non-disparagement, as set forth in Sections 3 and 4 of the Employment Agreement. Employee recognizes the continuing effectiveness and enforceability of such provisions of the Employment Agreement and reaffirms his promise to abide by such provisions following the Separation Date. Company acknowledges that Employee may seek employment with a company that would be in violation of the non-competition provisions of his Employment Agreement; provided however, it will not be a violation of the Employment Agreement or this Agreement if Employee obtains prior written approval from Company.  Such approval shall be in the sole and absolute discretion of the Company; however, the Company shall not unreasonably withhold its approval. If approval is granted, the Employee will remain bound, in the strictest terms allowed by law, to the remaining provisions in the Employment Agreement and this Agreement.
(b)Notwithstanding the foregoing, nothing in this Agreement (including in Sections 9 and 10 below) shall prohibit or restrict Employee from lawfully (A) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by, any Governmental Agency regarding a possible violation of any law; (B) responding to any inquiry or legal process directed to Employee from any such Governmental Agency; (C) testifying, participating or otherwise assisting in any action or proceeding by any such Governmental Agency relating to a possible violation of law, or (D) making any other disclosures that are protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (1) is made (a) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made to the individual’s attorney in relation to a lawsuit for retaliation against the individual for reporting a suspected violation of law or (3) is made in a complaint or other document filed in a law suit or proceeding, if such filing is made under seal. Nothing in this Agreement requires Employee to obtain prior authorization before engaging in any conduct described in this paragraph, or to notify the Company that Employee has engaged in any such conduct.
(c)Employee agrees to provide reasonable cooperation and assistance to the Company and the other Company Parties that it may designate with respect to any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Employee’s employment or affiliation with the Company or any other Company Party.

Such cooperation and assistance following the Separation Date shall be furnished at mutually agreeable times and Employee will be compensated by the Company at the rate of $200 per complete hour (pro-rated for partial hours) that he provides such cooperation and assistance following the Separation Date. Employee agrees that when providing such cooperation he shall provide full and complete information to the best of his ability or recollection, and only truthful testimony.
9.Non-Disparagement; Resignation Announcement.
(a)As a material inducement for the Company to enter into this Agreement, Employee agrees to refrain from making any statements that are critical, disparaging, or derogatory about, or which injure the reputation of, the Company or any other Company Party. The Company agrees that (i) it will not make any statement that is critical, disparaging, or derogatory about, or that injure the reputation of, Employee, and (ii) it will instruct its officers, directors and human resources representatives to refrain from making any statements that are critical, disparaging, or derogatory about, or which injure the reputation of, Employee.
10.Entire Agreement. This Agreement (and Sections 3 and 4 of the Employment Agreement, the “Indemnity and D&O Insurance” section in Exhibit A to the Employment Agreement, and the Indemnification Agreement) constitutes the entire agreement between the parties with respect to the matters herein provided. No modifications or waiver of any provision hereof shall be effective unless in writing and signed by each party.
11.Governing Law; Jurisdiction. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of conflicts of law. With respect to any claim arising out of or relating to this Agreement or Employee’s employment or the termination thereof, the parties hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts (as applicable) located in Houston, Texas.
12.Headings; Interpretation. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Unless the context requires otherwise, all references herein to laws, regulations, contracts, agreements, instruments and other documents shall be deemed to refer to such laws, regulations, agreements, instruments and other documents as they may be amended, supplemented, modified and restated from time to time, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement, including all exhibits, and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.
13.Third Party Beneficiaries. Each Company Party that is not a signatory hereto shall be a third-party beneficiary of Employee’s release and representations as set forth in Section 5, and entitled to enforce such provisions as if it was a party hereto.
14.Return of Property. Employee expressly represents and warrants that he has complied, or as of the Separation Date he will comply, with the requirements of Section 3 of the Employment Agreement, and Employee further represents and warrants that he has, or as of the Separation Date he will have returned to the Company all property belonging to the Company and any other Company Party, including all documents, computer files and other electronically stored information, electronically stored information and other materials provided to Employee by the Company or any other Company Party in the course of his employment or affiliation. Employee further represents and warrants that he has not maintained (or, after the Separation Date, he will not maintain) a copy of any such materials in any form.
15.No Waiver. No failure by any party at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
16.Severability and Modification. To the extent permitted by applicable law, the parties agree that any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such severance or modification shall be accomplished in the manner that most nearly preserves the benefit of the parties’ bargain hereunder.
17.Withholding of Taxes and Other Employee Deductions. The Company may withhold from any payments made pursuant to this Agreement all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling. Employee shall satisfy all of his tax obligations arising from his receipt of the consideration and benefits set forth herein, and shall indemnify and hold harmless the Company and the other Company Parties for any costs, expenses or liabilities arising from his failure to do so. The Company shall satisfy all of its tax obligations arising out of this Agreement, including its obligation to remit to the U.S. Treasury: (i) all amounts withheld from the Separation Pay; and (ii) the amounts that the Company has agreed to remit as described in Section 3 above; the Company shall indemnify and hold harmless Employee for any costs, expenses or liabilities arising from its failure to do so.

18.Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.
19.Section 409A. Neither this Agreement nor the payments provided hereunder are intended to constitute “deferred compensation” subject to the requirements of Section 409A of the Internal Revenue Code of 1986 and the Treasury regulations and interpretive guidance issued thereunder (collectively, “Section 409A”), and this Agreement shall be construed and administered in accordance with such intent. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Notwithstanding the foregoing, the Company makes no representations that this Agreement or the payments provided under this Agreement complies with or is exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.
20.No Assignment. Company shall not assign its obligations under this Agreement to any other person or entity. Company further agrees that in the event of a Change in Control of the Company (as defined in the LTIP), all of Company’s payment obligations set forth herein shall accelerate and shall be paid on or before the effective date of such Change in Control. In the event that Company merges or otherwise combines with any other entity, Company agrees that such merger or combination agreement shall require the successor entity to assume all of Company’s obligations under the terms of this Agreement.
[Signatures begin on the following page]

IN WITNESS WHEREOF, the parties have executed this Agreement with the intent to be legally bound.
Kevin McMinn

/s/ Kevin M. McMinn
Kevin McMinn

Date: 4/1/2021

Spark Energy, Inc.

By: /s/ James G. Jones II
Name: James G. Jones II
Title: CFO

Date: 4/2/2021

Signature Page to
Transition and Resignation Agreement and
General Release of Claims

EXHIBIT A

CONFIRMING RELEASE AGREEMENT

This Confirming Release Agreement (this “Confirming Release”) is that certain Confirming Release referenced in Section 7 of the Transition and Resignation Agreement and Mutual Release of Claims (the “Resignation Agreement”) entered into by and between Kevin McMinn (“Employee”) and Spark Energy, Inc. (the “Company”). Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Resignation Agreement.
1.General Release of Claims.
i.For good and valuable consideration, including Employee’s receipt of the consideration described in Sections 2 or 3 of the Resignation Agreement (and any portion thereof), Employee hereby forever releases, discharges and acquits the Company, NuDevco, their respective parents, subsidiaries and affiliates, and each of the foregoing entities’ respective shareholders, members, partners, officers, managers, directors, fiduciaries, employees, representatives, agents and benefit plans (and fiduciaries of such plans), in their personal and representative capacities (collectively, the “Confirming Release Company Parties” or any one, individually, a “Confirming Release Company Party”), from liability for, and Employee hereby waives, any and all claims, damages, demands, or causes of action of any kind that Employee has or could have, whether known or unknown, against any Confirming Release Company Party, including any and all claims, damages, demands, or causes of action relating to his employment, engagement or affiliation with any Confirming Release Company Party, the termination of such employment, engagement or affiliation, his status as a shareholder of any Company Party, or any other acts or omissions related to any matter occurring or existing on or prior to the date that Employee executes this Confirming Release, including, (i) any alleged violation through such date of: (A) Title VII of the Civil Rights Act of 1964; (B) the Civil Rights Act of 1991; (C) Sections 1981 through 1988 of Title 42 of the United States Code; (D) the Americans with Disabilities Act of 1990; (E) the Employee Retirement Income Security Act of 1974 (“ERISA”); (F) the Immigration Reform Control Act; (G) the Americans with Disabilities Act of 1990; (H) the Occupational Safety and Health Act; (I) the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act); (J) the Sarbanes-Oxley Act of 2002; (K) the Dodd-Frank Wall Street Reform and Consumer Protection Act; (L) any federal, state, municipal or local anti-discrimination or anti-retaliation law, including the Texas Labor Code (including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (N) any federal, state, municipal or local wage and hour law; (M) any other local, municipal, state, or federal law, regulation or ordinance; and (N) any public policy, contract, tort, or common law claim, including claims for breach of fiduciary duty, fraud, breach of implied or express contract, breach of implied covenant of good faith and fair dealing, wrongful discharge or termination, promissory estoppel, infliction of emotional distress, or tortious interference; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Confirming Released Claim; (iii) any and all rights, benefits or claims Employee may have under any employment contract (including the Employment Agreement), incentive compensation plan (including the LTIP), equity-based plan, or other agreement with any Confirming Release Company Party; (iv) any claim, whether individual or derivative, arising from, or relating to, Employee's status as a member or holder of any interests in the Company, the Parent, or any of their subsidiaries; and (v) any claim for compensation, benefits, or damages of any kind not expressly set forth in this Agreement (collectively, the “Confirming Released Claims”). THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE CONFIRMING RELEASE COMPANY PARTIES.
ii.The Released Claims do not include any claims arising out of this Agreement, to the Separation Payment, for reimbursement of properly incurred expenses that are outstanding as of the date Employee signs this Agreement, or any rights or claims that first arise after Employee’s execution of this Agreement. Further, in no event shall the Released Claims include any right of Employee to indemnification under the Employment Agreement, the Company’s by-laws and amended and restated certificate of incorporation, or the Indemnification Agreement between Employee and the Company dated August 1, 2014 (“the Indemnification Agreement”). The Company expressly reaffirms its obligation to indemnify Employee following the Separation Date to the extent required by these instruments.
iii.In no event shall the Confirming Released Claims include any claim to vested benefits under an employee benefit plan of the Company that is subject to ERISA (including any rights to vested benefits under health and retirement plans). Further notwithstanding this release of liability, nothing in this Confirming Release prevents Employee from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with a Governmental Agency or participating in any investigation or proceeding conducted by any Governmental Agencies or communicating or cooperating with such agency; however, Employee understands and agrees that, to the extent permitted by law, Employee is waiving any and all rights to recover any monetary or personal relief from any Confirming Release Company Party as a result of such Governmental Agency proceeding or subsequent legal actions. Nothing herein waives Employee’s right to receive an award for information provided to a Governmental Agency.
iv.Employee hereby represents and warrants that, as of the time Employee executes this Confirming Release, Employee has not brought or joined any lawsuit or filed any charge or claim against any of the Confirming Release Company Parties in any court or before any government agency or arbitrator for or with respect to a matter, claim or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Employee signs this Confirming Release. Employee hereby further represents and warrants that Employee has not: (i) assigned, sold, delivered, transferred or conveyed any rights Employee has asserted or may have against any of the Confirming Release Company Parties to any person or entity, in each case, with respect to any Confirming Released Claims; or (ii) assisted or advised any employee, officer or agent of any Confirming Release Company Party with respect to his or her pursuit or evaluation of any claim or cause of action against a Confirming Release Company Party.

2.Satisfaction of All Leaves and Payment Amounts; Prior Rights and Obligations. In signing this Confirming Release, Employee expressly acknowledges and agrees that since his execution of the Resignation Agreement he has received all leaves (paid and unpaid) to which Employee has been entitled following his execution of the Resignation Agreement, and that he has also received all wages (including the value of any accrued but unused vacation days), bonuses and other compensation owed or that has been owed or ever could be owed by the Company or any other Confirming Release Company Party (with the exception of the consideration set forth in Sections 2 and 3 of the Resignation Agreement), including all payments arising out of all incentive plans and any other bonus arrangements. Notwithstanding the foregoing, Employee remains entitled to receive, if still unpaid, any unpaid base salary and benefits for services performed in the pay period in which the Separation Date occurred. For the avoidance of doubt, Employee acknowledges and agrees that he has no further or future right to severance pay or benefits pursuant to the Employment Agreement.
3.Employee’s Acknowledgments; Binding Effect. Employee has been advised, and hereby is advised in writing, to consult with an attorney of his choice regarding the form and content of this Confirming Release, and he represents that he has had a sufficient opportunity (and a full 21 days) to do so before execution and return, and that he has read this Confirming Release and enters into it voluntarily and of his own free will. This Confirming Release and the releases and covenants contained herein shall be binding upon Employee, his heirs, executors, administrators, assigns, agents, attorneys in fact, attorneys at law, and representatives. This Confirming Release and the releases and covenants contained herein shall inure to the benefit of all Confirming Release Company Parties and each of their respective predecessors, successors, and assigns.
4.Revocation Right. Notwithstanding the initial effectiveness of this Confirming Release, Employee may revoke the delivery (and therefore the effectiveness) of this Confirming Release within the seven-day period beginning on the date Employee executes this Confirming Release (such seven day period being referred to herein as the “Confirming Release Revocation Period”). To be effective, such revocation must be in writing signed by Employee and must be received by the Company, care of Maureen Zuniga at 12140 Wickchester Lane, Suite 100, Houston, TX 77079 (e-mail: mzuniga@sparkenergy.com) so that it is received by Mrs. Zuniga no later than 11:59 p.m. Houston, Texas time, on the last day of the Confirming Release Revocation Period. In the event Employee exercises his revocation right as set forth herein, this Confirming Release will be of no force or effect, and Employee will not be entitled to receive the consideration set forth in Sections 2 or 3 of the Resignation Agreement.
IN WITNESS WHEREOF, Employee has executed this Confirming Release with the intent to be legally bound.
Kevin McMinn
/s/ Kevin McMinn

Date:    4/1/2021